Exhibit 99.1

LeMaitre Vascular Announces Q2 2020 Financial Results

BURLINGTON, MA, July 23, 2020 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q2 2020 results and announced a $0.095/share quarterly dividend.

Q2 2020 Results

●	Sales of $24.9mm, -16% (-24% organic) vs. Q2 2019
●	Op. income of $4.9mm, -18%
●	Adjusted op. income of $6.1mm, +3% (excludes acquisition-related special items)
●	Operating margin of 20%
●	Net income of $3.5mm, -24%
●	Earnings of $0.17 per diluted share, -25%
●	EBITDA of $6.4mm, -11%

Sales declined in the Americas (-15%) and Europe/Middle East/Africa (-21%), while Asia/Pac was flat. Sales of nearly all products declined in Q2, largely due to the COVID-19 pandemic. Sales were down 33% in April, down 21% in May and up 7% in June.

Gross margin decreased to 68.5% in Q2 2020 (vs. 68.9% in Q2 2019) primarily due to manufacturing inefficiencies offset by favorable product mix.

Operating expenses in Q2 2020 decreased 16% to $12.2mm (vs. $14.4mm) driven by headcount reductions, temporary salary cuts and general belt-tightening. Excluding $1.2mm of special items related to the Artegraft transaction, operating expenses were $11.0mm, down 24% vs. Q2 2019.

Chairman and CEO George LeMaitre said, “Although COVID-19 cut into sales, we right-sized expenses and posted a 20% operating margin. During the quarter we also acquired Artegraft, a dialysis access graft implanted primarily by vascular surgeons.”

Business Outlook

Due to the uncertainties driven by the COVID-19 pandemic, financial guidance is limited to Q3 2020.

Guidance
Q3 2020 Sales	$30.5mm - $34.5mm (Midpoint:+12%)
Q3 2020 Gross Margin	62.8%
Q3 2020 Operating Income	$5.3mm - $7.8mm (Midpoint:+11%)
Q3 2020 Earnings Per Share	$0.17 - $0.26 (Midpoint: -15%)

Acquisition of Artegraft

On June 22, 2020 LeMaitre Vascular acquired Artegraft, Inc. for $90.0 million, including $72.5 million in cash at closing and $17.5mm of potential earnouts. The acquisition was financed with a $65.0mm bank loan and cash on hand. Artegraft is a vascular graft derived from bovine carotid arteries, used primarily in dialysis access. In the twelve months ended May 31, 2020, Artegraft’s sales were $15.6mm and estimated hospital-level sales were $18.6mm. Unit sales grew 10% in 2019. LeMaitre Vascular also agreed to operate Artegraft’s NJ production facility for at least 3.5 years and retain most of its employees.

Quarterly Dividend

On July 21, 2020, the Company's Board of Directors approved a quarterly dividend of $0.095/share of common stock. The dividend will be paid on September 10, 2020 to shareholders of record on August 27, 2020.

Share Repurchase Program

On February 13, 2020, the Company's Board of Directors authorized the repurchase of up to $10.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 14, 2021, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. ET today to review the Company's Q2 2020 financial results. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 1390218. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

The Company has also reported “adjusted operating income,” which excludes acquisition-related costs. Because acquisitions are episodic in nature and are highly variable to the Company’s results, the Company believes that evaluating its profitability net of the expenses of such transactions provides an additional and meaningful assessment of profitability to management.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; compliance with foreign regulatory requirements to market our products outside the United States; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO, LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$19,976	$11,786
Short-term marketable securities	5,074	20,895
Accounts receivable, net	17,696	16,572
Inventory and other deferred costs	46,340	39,527
Prepaid expenses and other current assets	2,783	3,312
Total current assets	91,869	92,092

Property and equipment, net	15,685	14,854
Right-of-use leased assets	16,734	15,208
Goodwill	66,151	39,951
Other intangibles, net	63,165	24,893
Deferred tax assets	1,086	1,084
Other assets	1,027	259

Total assets	$255,717	$188,341

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$2,000	$-
Revolving line of credit	25,000	-
Accounts payable	1,237	2,604
Accrued expenses	11,836	14,014
Acquisition-related obligations	2,517	2,476
Lease liabilities - short-term	1,767	1,757
Total current liabilities	44,357	20,851

Long-term debt	36,990	-
Lease liabilities - long-term	15,547	13,955
Deferred tax liabilities	1,178	1,179
Other long-term liabilities	5,016	4,215
Total liabilities	103,088	40,200

Stockholders' equity
Common stock	217	217
Additional paid-in capital	107,791	105,934
Retained earnings	59,869	57,029
Accumulated other comprehensive loss	(4,159)	(4,007)
Treasury stock	(11,089)	(11,032)
Total stockholders' equity	152,629	148,141

Total liabilities and stockholders' equity	$255,717	$188,341

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net sales	$24,851	$29,483	$55,402	$57,962
Cost of sales	7,822	9,168	17,890	18,183

Gross profit	17,029	20,315	37,512	39,779

Operating expenses:
Sales and marketing	4,686	7,613	12,631	15,458
General and administrative	5,332	4,531	10,523	9,475
Research and development	2,139	2,256	5,133	4,496
Total operating expenses	12,157	14,400	28,287	29,429

Income from operations	4,872	5,915	9,225	10,350
Other income:
Other income (loss), net	(105)	173	(178)	251

Income before income taxes	4,767	6,088	9,047	10,601

Provision for income taxes	1,267	1,464	2,373	2,464

Net income	$3,500	$4,624	$6,674	$8,137

Earnings per share of common stock
Basic	$0.17	$0.23	$0.33	$0.41
Diluted	$0.17	$0.23	$0.33	$0.40

Weighted - average shares outstanding:
Basic	20,180	19,680	20,174	19,660
Diluted	20,399	20,246	20,415	20,226

Cash dividends declared per common share	$0.095	$0.085	$0.190	$0.170

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the six months ended
	June 30, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$14,942	60%	$17,511	59%	$33,278	60%	$33,886	58%
Europe/Middle East/Africa	7,950	32%	10,014	34%	18,300	33%	20,027	35%
Asia/Pacific Rim	1,959	8%	1,958	7%	3,824	7%	4,049	7%
Total Net Sales	$24,851	100%	$29,483	100%	$55,402	100%	$57,962	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended June 30, 2020
Net sales as reported	$24,851
Impact of currency exchange rate fluctuations	193
Net impact of acquisitions excluding currency	(2,505)
Adjusted net sales		$22,539

For the three months ended June 30, 2019
Net sales as reported	$29,483
Adjusted net sales		$29,483

Adjusted net sales decrease for the three months ended June 30, 2020		$(6,944)	-24%

Reconciliation between GAAP and Non-GAAP operating income:
For the three months ended June 30, 2020
Operating income as reported	$4,872
Add back acquistion-related charges	1,199
Adjusted operating income		$6,071

For the three months ended June 30, 2019
Operating income as reported	$5,915
Adjusted operating income		$5,915

Adjusted operating income increase for the three months ended June 30, 2020		$156	3%

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$3,500	$4,624	$6,674	$8,137
Interest (income) expense, net	(8)	(224)	(113)	(381)
Amortization and depreciation expense	1,639	1,346	3,177	2,630
Provision for income taxes	1,267	1,464	2,373	2,464

EBITDA	$6,398	$7,210	$12,111	$12,850

EBITDA percentage increase		-11%		-6%